Exhibit 10.11

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of April 2, 2024 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Mars Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Mars Capital Holdings Corporation, a British Virgin Islands business company (“Sponsor”), and Scantech Identification Beam Systems, LLC, a Delaware limited liability company (“Scantech”). Investor, SPAC, Sponsor and Scantech are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on February 16, 2023, with 12 months to complete an initial business combination (the “De- SPAC”);

WHEREAS, on January 30, 2024, SPAC held a special meeting of stockholders during which SPAC’s stockholders approved a proposal to extend the date by which the SPAC must consummate the De- SPAC from February 16, 2024 to November 16, 2024; (the “Extension”);

WHEREAS, on September 5, 2023, SPAC entered a business combination agreement with Scantech (the “Business Combination Agreement”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination”;

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, Sponsor is seeking to raise funds from existing SPAC investors which will in turn be loaned by the Sponsor to the Scantech for working capital expenses (“Scantech Loan”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund an amount up to $1,000,000 to Sponsor (the “Capital Contribution”) in return for the Subscription Shares;

WHEREAS, Scantech will pay all principal under the Scantech Loan to Sponsor at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 1.5 below, and the Investor will be entitled to receive from the Sponsor an amount equal to the Capital Investment (as defined below) as a return of capital; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND RETURN OF CAPITAL

1.1

Capital Calls. From time to time, the SPAC will request funds from the Sponsor for working capital purposes (each a “Drawdown Request”). On at least five (5) calendar days’ prior written notice (“Capital Notice”), the Sponsor may request a drawdown from the Investor against the Capital Contribution in order to meet the Sponsor’s commitment to the SPAC under a Drawdown Request (each, a “Capital Call”) subject to the following conditions:

1.1.1	The Capital Notice to the Investor shall include (i) the total amount requested by the SPAC under the Drawdown Request and (ii) the amount being called from the Investor;

1.1.2

Any Capital Call requested by the Sponsor must not, when aggregated with all other Capital Calls funded hereunder, exceed the total Capital Contribution that the Investor has agreed to fund pursuant to the terms of this Agreement;

1.1.3

Provided the Investor has received the following to its satisfaction (i) an executed copy of the bridge promissory note between Scantech and Seaport Group SIBS LLC (“Seaport”) dated March 27, 2024, (“Seaport Bridge Note”); (ii) an executed copy the amended promissory note between Scantech and Seaport dated March 27, 2024, (“Seaport Note”); and (iii) sufficient evidence that Sponsor has all requisite approval from Seaport and any other lender for the Sponsor Note (as defined below) to be issued in accordance with section 2.1.1, an initial Capital Call of up to $500,000 of the Capital Contribution (“Initial Capital Call”) may be paid by the Investor to the Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided within five (5) business days of this Agreement or on such date as the Parties may agree in writing (such date, the “Closing”); and

1.1.4

Subsequent Capital Calls up to an aggregate amount equal to the remainder of the Capital Contribution may be requested by the Sponsor at any time after the Initial Capital Call until the earlier of (i) the De-SPAC Closing or (ii) November 16, 2024.

For greater certainty, Sponsor has the right but no obligation to request Capital Call(s) in its sole discretion, and no Capital Calls may be requested after the termination or expiry of this Agreement. All Capital Calls shall be funded by the Investor to the Sponsor within five (5) calendar days of receiving a Capital Notice except for the Initial Capital Call which shall be funded at Closing. Investor shall advance the Capital Call amount specified in the Capital Notice to the Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided.

1.2

Subscription. In consideration of the Capital Calls funded by the Investor and received by the Sponsor (such funded amounts, being the Investor’s “Capital Investment”), SPAC (or the surviving entity following the De-SPAC Closing) will issue 1 share of the surviving entity’s common stock (“Common Stock”) for each dollar of the Capital Investment that has been funded as of or prior to the De-SPAC Closing at the close of the Business Combination (“Subscription Shares”). Such issuance will be completed no later than two (2) business days following the De-SPAC Closing.

1.3

Restrictions. The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. For purposes of clarity, following the De-SPAC Closing, the Subscription Shares will not be subject to forfeiture or lockup and, notwithstanding anything contained in any agreement to which Sponsor or the Investor Shares (as defined below) is or are subject, Investor shall not be required to forfeit or transfer the Investor Shares.

1.4

Registration. The Sponsor and SPAC shall ensure that the Investor Shares (i) to the extent feasible and in compliance with all applicable laws and regulations are registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing, or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, are promptly registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 120 days after the De-SPAC Closing (the “Registration Requirement”). The Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor until the Capital Investment has been repaid to the Investor as a return of capital, the Investor Shares have been issued to the Investor and the Registration Requirement has been complied with.

1.5

Return of Capital. The Scantech Loan shall not accrue interest and shall be repaid by Scantech to the Sponsor upon the De-SPAC Closing. Upon such repayment from Scantech to the Sponsor, an amount equal to the Capital Investment will be paid by the Sponsor (or by the SPAC (or surviving entity following De-SPAC closing) on behalf of the Sponsor) to the Investor as a return of capital within 5 business days of the De-SPAC Closing. Scantech, the SPAC and Sponsor shall be jointly and severally obligated for such payment. SPAC shall provide a final draft of the flow of funds one business day prior to the De-SPAC Closing itemizing the return of capital due to the Investor, and Investor shall be invited and permitted to attend any closing call in connection with the De-SPAC Closing. The Investor may elect at the De-SPAC Closing to receive the repayment of its Capital Investment in cash or shares of Common Stock. If the Investor elects to receive such repayment in shares, then Sponsor will transfer, or SPAC (or the surviving entity following the De-SPAC Closing) will issue to the Investor, shares of the SPAC's Common Stock at a rate of 1 share of Common Stock for each $10 of the Investor’s Capital Investment hereunder. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the Sponsor or SPAC’s cash accounts, not including the SPAC’s trust account, following such time as all wind-down expenses have been repaid(including any expenses incurred by third-party service providers involved in the de-SPAC transaction who are entitled to such liquidation and wind-up, as well as settlements with any outstanding vendors but excluding any amounts that may be owed to Scantech), will be paid to the Investor within five (5) days of the liquidation, up to the amount of the Capital Investment in full satisfaction of any amounts due hereunder. For the avoidance of doubt, third-party service providers involved in the de-SPAC transaction shall hold priority over Investors with respect to distribution rights upon liquidation and dividend rights. Each of Scantech, Sponsor and SPAC hereby agrees that any funds which Scantech and/or its affiliates provides or loans to Sponsor and/or SPAC in connection with the SPAC’s liquidation or wind-up shall be used first to pay the Investor’s return of capital before being used to cover any such liquidation or wind-up expenses.

1.6

Default. In the event that any of Sponsor, Scantech or SPAC defaults in its obligations under Section 1.2, 1.3, 1.4 or 1.5 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor, Scantech and/or SPAC (as applicable) (the “Default Date”), SPAC (or the surviving entity following the De-SPAC Closing) shall promptly issue to Investor:

(a)

on the Default Date - a 0.1 share of SPAC’s (or the surviving entity following the De-SPAC Closing) Common Stock for each dollar of the Investor’s Capital Investment that had been funded as of the Default Date (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”); and

(b)

thereafter, on each monthly anniversary of the Default Date until the default is cured - an additional 0.1 Default Share for each dollar of the Investor’s Capital Investment that had been funded as of the Default Date;

provided, in each case, that in no event will SPAC (or the surviving entity following the De-SPAC Closing) issue, any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s Common Stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Securities and Exchange Commission, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC Common Stock (“Ownership Limit”); provided further than any Default Shares that were not issued to Investor because the issuance of such shares would have exceeded the Ownership Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such issuance would no longer exceed the Ownership Limit. Any such Default Shares received pursuant to this Section 1.6 shall be subject to the Registration Requirement if a registration statement covering such shares is not effective at the time the Default Shares are transferred to Investor, and if a registration statement has been declared effective, such Default Shares shall be promptly registered, and in any event will be registered within 30 days. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 1.6, Sponsor shall not sell, transfer, or otherwise dispose of any SPAC securities owned by the Sponsor, other than in accordance with this Section 1.6, until such default is cured.

1.7

Reimbursement. On the De-SPAC Closing, the Sponsor or SPAC on its behalf will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this Agreement not to exceed $5,000.

ARTICLE II

BCA TERMINATION

2.1

BCA Termination. In the event that, following the Closing, (i) the Business Combination Agreement is terminated or (ii) the Business Combination does not close by November 16, 2024 (or such other date as the parties shall agree) (the “Termination”), Scantech agrees, in consideration of the Capital Investment already made, that within ten (10) business days of the Termination,

2.1.1

it will issue, to the Sponsor, a promissory note with a principal amount equal to the Capital Contribution with terms, rights, and obligations that mirror the Seaport Bridge Note (“Sponsor Note”) and Sponsor shall promptly assign such Sponsor Note to Investor within five (5) business days of its receipt; and

2.1.2	it will provide Investor with any further approvals required for the issuance of the Sponsor Note and any subordination agreement necessary to ensure that Investor has all the same rights as Seaport.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of each date that a Capital Call is funded hereunder that:

3.1

Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2

Acknowledgement. Each Party acknowledges and agrees that the Investor Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Investor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the investment and subscription, and (d) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

3.3

Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

•

Investor realizes that, unless subject to an effective registration statement, the Investor Shares cannot readily be sold as they will be restricted securities and therefore the Investor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

•

Investor understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Investor Shares, sales of the Investor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Investor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission, during the 12 months preceding the sale, all quarterly and annual reports required under the Exchange Act;

•

Investor confirms and represents that it is able (i) to bear the economic risk of an investment in the Investor Shares, (ii) to hold the Investor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Investor Shares; and

•

Investor understands and agrees that, until the Investor Shares have been registered pursuant to a registration statement, a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Investor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS..”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Investor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Investor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE IV

MISCELLANEOUS

4.1

Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3

No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4

Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing or (ii) 5 business days following the liquidation of SPAC. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Sections 1.4 and 1.6, the default provision set forth in Section 1.6 and the indemnity obligations set forth in Section 4.13.

4.5

Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7

Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8

Counterparts. This Agreement may be executed by “portable document format” (“PDF”) or other electronic means and in one or more counterparts, with the same effect as if the Parties had signed the same document. Delivery of a signed counterpart by PDF, email, or other electronic means will constitute valid delivery hereof and shall be binding as originals.

4.9

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:

POLAR MULTI-STRATEGY MASTER FUND

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

With a mandatory copy to:

Polar Asset Management Partners Inc.

16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention: Legal Department, Ravi Bhat / Jillian Bruce

E-mail: legal@polaramp.com / rbhat@polaramp.com /

jbruce@polaramp.com

If to SPAC:

Mars Acquisition Corp.

Attention: Karl Brenza, CEO and CFO

E-mail: kbrenza@verizon.net

With a mandatory copy to:

VCL Law LLP

Attention: Fang Liu

E-mail: fliu@vcllegal.com

If to Sponsor:

Mars Capital Holding Corporation

Attention: Iris Zhao, Director

E-mail: zxchenchen@yahoo.com

If to Scantech:

ScanTech Identification Beam Systems, LLC

Attention: Dolan Falconer

E-mail: dfalconer@scantechibs.com

4.10

Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11

Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12

Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13

Indemnification. SPAC, Sponsor and Scantech agree to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Investor Party”) from and against any and all losses (but excluding financial losses to an Indemnified Investor Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Investor Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC, Sponsor and Scantech of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against Scantech, the SPAC, its Sponsors, or the Investor; provided that neither Scantech, SPAC or Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), Scantech and SPAC will reimburse any Indemnified Investor Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Investor Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Scantech or SPAC. The provisions of this paragraph shall survive the termination of this Agreement. For the avoidance of doubt, under no event shall the officers, directors, members or controlling persons of the SPAC have any personal obligations or liability hereunder.

[Remainder of page intentionally left blank; signature page follows]

The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

MARS ACQUISITION CORP.

By:	/s/ Karl Brenza
Name:	Karl Brenza
Title:	CEO and CFO

SPONSOR:

MARS CAPITAL HOLDINGS CORPORATION

By:	/s/ Iris Zhao
Name:	Iris Zhao
Title:	Director

SCANTECH:

SCANTECH IDENTIFICATION BEAM SYSTEMS, LLC

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	President & CEO

INVESTOR:

POLAR MULTI-STRATEGY MASTER FUND

By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel